EXHIBIT 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Tootie Pie Company, a Nevada corporation (the “Company”), hereby certifies, to such officer's knowledge, that:

The quarterly report on Form 10-Q for the quarter ended June 30, 2010 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 16, 2010
	By:	/s/ Don L. Merrill, Jr.
Don L. Merrill, Jr.
President, Chief Executive Officer, Interim Chief Financial Officer and Principal Accounting Officer